UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18575 Jamboree Road, Suite 830
Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, Phoenix Energy One, LLC (the “Company”) entered into that certain Amended and Restated Senior Secured Credit Agreement with Phoenix Operating LLC, as borrower (“Phoenix Operating”), each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders (as amended or supplemented from time to time, including by Amendment No. 10 (as defined below), the “Credit Agreement”). Terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement.

On August 12, 2026 (the “Amendment No. 10 Effective Date”), the Company, Phoenix Operating, the Guarantors party thereto, the Specified Additional Guarantor, the Lenders party thereto, and Fortress, as administrative agent and as collateral agent for the Lenders, entered into that certain Amendment No. 10 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 10”). Amendment No. 10, among other things, established $75 million aggregate principal amount in Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments, all of which were drawn as of the Amendment No. 10 Effective Date, and thereby reduced the aggregate principal amount available on a discretionary basis from $225 million to $150 million from time to time during the Amendment No. 7 Delayed Draw Term Loan Availability Period, subject to and upon the satisfaction of certain conditions precedent set forth in the Credit Agreement. The Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments are subject to original issue discount of 3.00%. The Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments funded on the Amendment No. 10 Effective Date have the same terms, including with respect to interest rate and maturity date, as the other Amendment No. 7 Discretionary Delayed Draw Term Loans funded previously under the Credit Agreement. Amendment No. 10 also amended the repayment premium that must be paid in connection with any payment in full of the Loans (whether by voluntary prepayment, acceleration of the Loans, or on the Maturity Date) to be an amount sufficient to achieve a MOIC of (i) 1.15 with respect to the Amendment No. 7 Term Loans, the February 2026 Amendment No. 7 Delayed Draw Term Loans and the August 2026 Amendment No. 7 Delayed Draw Term Loans, (ii) 1.18 with respect to each other Group of Loans, and (iii) a ratio to be agreed for any new Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments established after the Amendment No. 10 Effective Date.

The Company and Phoenix Operating will use the proceeds of the Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments to finance the development of their oil and gas properties in accordance with the approved plan of development as provided in the Credit Agreement.

The foregoing description of Amendment No. 10 is a summary and is qualified in its entirety by reference to Amendment No. 10, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1

Amendment No. 10 to Amended and Restated Senior Secured Credit Agreement, by and among Phoenix Energy One, LLC, Phoenix Operating LLC, the Guarantors party thereto, the Specified Additional Guarantor, each of the lenders from time to time party thereto, and Fortress Credit Corp., as administrative agent and as collateral agent, dated as of August 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY ONE, LLC

Dated: August 17, 2026	By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer